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                                                            Exhibit 15.1


               Letter on Unaudited Interim Financial Information


September 27, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated December 15, 1999 on our review of the interim financial information of Apollo Group, Inc. (the "Company") as of and for the three month period ended November 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement on Form S-8. We are also aware that our report dated March 24, 2000 on our review of the interim financial information of the Company as of and for the three and six month periods ended February 29, 2000 and included in the Company's quarterly report on Form 10-Q/A for the quarter then ended is incorporated by reference in such Registration Statement. We are also aware that our report dated June 23, 2000 on our review of the interim financial information of the Company as of and for the three and nine month periods ended May 31, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in such Registration Statement.

Yours very truly,


/s/ PricewaterhouseCoopers LLP